Consent of Counsel

I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-84159) and Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-09517) for the Security Benefit Life Insurance Company Variable Annuity Account XI.

Chris Swickard
Topeka, Kansas
April 25, 2014